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                                                             OrthAlliance, Inc.
                                            1997 Orthodontist Stock Option Plan
                                                 Form of Stock Option Agreement

                               ORTHALLIANCE, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of the _____ day of ________________, 1997 by and between OrthAlliance, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

         WHEREAS, on October 14, 1997, the Board of Directors of the Company adopted a stock option plan known as the "OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

         WHEREAS, on ______, 1998, the stockholders of the Company approved the Plan;

         WHEREAS, the Committee has granted the Optionee an Option (as described below) to purchase the number of shares of the Company's Common Stock (the "Stock") as set forth below; and

         WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

         1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects.

         2    Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee of the right and option to purchase all or any part of the number of shares of Stock (as defined under the

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Plan), set forth on Schedule A attached hereto and incorporated herein by reference (the "Option"). The Option shall be exercisable in the amounts specified on Schedule A. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan.

         3    Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A.

         4    Exercise Terms. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

         5    Restrictions on Transferability. No Option shall be transferable by Optionee other than by will or the laws of descent and distribution.

         6    Notice of Exercise of Option. This Option may be exercised by the
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 13 hereof to the attention of the Senior Vice President, General Counsel or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 10 hereof, and (c) be accompanied by a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein; or, if approved by the Committee (i) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder or (ii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, subject to compliance with applicable federal and state laws. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

         7    Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.



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         8    Death of Optionee. In the event of the Optionee's death, the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option.

         9    Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the "Date of Grant").

         10   Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section.

         11   Investment Representation of Optionee

         (a)  Optionee represents to the Company the following:

                   (i) that Optionee has read and understands the terms and provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan;

                   (ii) that Optionee shall accept as binding and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan; and

                   (iii) Optionee understands that, unless at the time of exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.



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         (b)  The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

         (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.


         12   Miscellaneous.

              (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

              (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

              (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

              Company:    OrthAlliance, Inc.
                          23848 Hawthorne Blvd., Suite 200
                          Torrance, California 90505
                          Attention:  Senior Vice President, General Counsel


              Optionee:
                          ---------------------------------------------------

                          ---------------------------------------------------

                          ---------------------------------------------------

                          ---------------------------------------------------


              (d) This Agreement may not be modified except in writing executed by each of the parties hereto.



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              (e)   This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

              (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

              (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

              (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

              (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


              IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                                               COMPANY:

                                               ORTHALLIANCE, INC.

                                               By:
                                               Name:
                                               Title:



                                               OPTIONEE:


                                               By:



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                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                    BETWEEN
                               ORTHALLIANCE, INC.
                                      AND
                               [Name of Optionee]

                             Dated ________________


   10   Number of Shares Subject to Option:  ________________ shares of Stock.

   20   Option Exercise Price: $__________________ per share.

   30   Date of Grant:  ________________________

   40   Option Exercise Period:



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                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                    BETWEEN
                               ORTHALLIANCE, INC.
                                      AND
                               [Name of Optionee]

                             Dated ________________

                               NOTICE OF EXERCISE


                  The undersigned hereby notifies OrthAlliance, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement).

         The undersigned is a resident of the State of               .

                  IN WITNESS WHEREOF, the undersigned has set his/her hand and seal, this ________ day of ________________, ______.

                                   OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                                   EXECUTOR OR PERSONAL REPRESENTATIVE]


                                            Name:
                                            Position (if other than Optionee):



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